UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:       January 29, 2013

Micropac Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-1225149
(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:                   (972) 272-3571

N/A
(Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement

On January 23, 2013, Micropac Industries, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Frost Bank (“Frost”) as lender.  The Loan Agreement replaces the Company's current revolving line of credit with Frost entered into on June 1, 2011.   The Loan Agreement provides for revolving credit loans and specific advance loans with terms as follows:

Revolving Credit Loans.  Subject to the terms of the Loan Agreement, Frost will lend to the Company, on a revolving basis, amounts not to exceed a total principal balance of $6,000,000.00, minus amounts available and amounts previously disbursed under outstanding Frost letters of credit. Subject to certain terms and conditions, the Company may borrow, repay and reborrow under the Loan Agreement.

The interest rate for the revolving credit loans is computed at a per annum rate equal to the lesser of (a) a rate equal to the Prime Rate, to be adjusted to reflect any change in the Prime Rate, or (b) the highest rate permitted by applicable law.

Specific Advance Loans.  Subject to the terms of the Loan Agreement, Frost will lend to the Company an aggregate amount not to exceed $7,500,000.00 in a single advance or in multiple advances, in addition to the Revolving Credit Loans.  The Company will not be allowed to re-borrow under the specific advance commitment after a repayment.

With respect to the specific advance loans, the Company has an option of a variable interest rate equal to LIBOR plus two and one-half percent (2.50%) per annum, adjusted daily to reflect any change in LIBOR, or a fixed interest rate based on the SecureConnect Amortizing Rate for a maturity of five (5) years with a sixty (60) month amortization established by the Federal Home Loan Bank of Dallas in its listing of advanced pricing rates, plus two and one-half percent (2.50%).

The Loan Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities.

The Loan Agreement also contains financial covenants to maintain at all times (i) minimum working capital of not less than $4,000,000.00, (ii) a ratio of senior funded debt, minus the Company’s balance sheet cash on hand to the extent in excess of $2,000,000.00, to EBITDA of not more than 3.0 to 1.0, and (iii) a ratio of free cash flow to debt service of not less than 1.2 to 1.0.

The Loan Agreement facilities are secured by substantially all assets of the Company.

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement

The Loan and Security Agreement included in item 1.01 replaces the Company's current revolving line of credit with Frost Bank entered into on June 1, 2011.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

10.1	Loan Agreement dated as of January 23, 2013 by and among Frost Bank and Micropac Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 01/29/2013	MICROPAC INDUSTRIES, INC.
(Registrant)

/s/ Mark King
(Signature)
Mark King
Chief Executive Officer